SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           ---------------------------
                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                           ---------------------------

                               Staruni Corporation
             (Exact name of registrant as specified in its charter)


         California                                      95-2210753
         ------------                                 ----------------
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

                1642 Westwood Blvd. Los Angeles, California 90024
                -------------------------------------------------
                    (Address of principal executive offices)

                2000 Employee Benefit Plan of Staruni Corporation
                -------------------------------------------------
                            (Full title of the plan)


                      Bruce D. Stuart, 1642 Westwood Blvd.,
                          Los Angeles, California 90024

            (Name, address, including zip code, of agent for service)

   Telephone number, including area code, of agent for service: (310) 470-9358
                                                                 --------------


                                          CALCULATION OF REGISTRATION FEE

Title of Securities to be       Amounts to        Proposed Maximum              Proposed Maximum            Amount of
Registered                      be Registered     Offering Price Per            Aggregate Offering          Registration
                                                  Share(1)                      Price                       Fee
Common Stock,                    4,000,000            $0.28                       $1,200,000                  $316.80
no  par value
==============================  ================  ============================  =========================== ==================

(1) Bona Fide estimate of maximum offering price solely for calculating the registration fee pursuant to Rule 457(h) of the Securities Act of 1933, based on the average bid and asked price of the registrant's common stock as of June5, 2000, a date within five business days prior to the date of filing of this registration statement.

                2000 Employee Benefit Plan of Staruni Corporation
                  Cross-Reference Sheet Pursuant to Rule 404(a)

         Cross-reference between items of Part I of Form S-8 and the Section 10(a) Prospectus that will be delivered to each employee, consultant, or director who participates in the Plan.

Registration Statement Item Numbers and Headings       Prospectus Heading

1.       Plan Information                              Section 10(a) Prospectus

2.       Registrant Information and                    Section 10(a) Prospectus
         Employee Plan Annual Information



                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

The following documents filed by Staruni Corporation, a California corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference:

          1. The Company's Form 10-SB/A filed with the Securities and Exchange Commission on May 12, 2000.

          2. The description of the Common Stock contained in the Company's Form 10-SB Registration Statement filed on March 22, 2000 under the Securities Act, including any amendment or report filed for the purpose of updating such description.

Prior to the filing, if any, of a post-effective amendment that indicates that all securities covered by this Registration Statement have been sold or that de-registers all such securities then remaining unsold, all reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

Item 4.  Description of Securities

The common stock of the Company being registered pursuant to this Registration Statement is part of a class of securities registered under Section 12 of the Exchange Act. A description of such securities is contained in the Company's initial Form 10-SB Registration Statement filed with the Commission on March 22, 2000, and any amendment or report filed for the purpose of updating such description. Said description is incorporated herein by reference. (See "Item 3. Incorporation of Documents by Reference.")

Item 5. Interests of Named Experts and Counsel

 Richard D. Surber, an attorney licensed to practice law in the State of California, is named herein as having rendered an opinion on the validity of the securities being registered herein and with respect to legal matters concerning the registration and offering of the securities referred to herein. Mr. Surber owns, 270,000 shares of the Company's no par value common stock which represents 1.94% of the issued and outstanding shares of the Company. The shares were received by Mr. Surber for services rendered to the Company with respect to its
Section 12G filings with the Securities and Exchange Commission.

Item 6. Indemnification of Directors and Officers

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to members of the board of directors, officers, employees, or persons controlling the Company pursuant to the immediately subsequent provisions, the Company has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Section 204(10) of the California General Corporation Law allows a Corporation, in its Articles of Incorporation, to limit or eliminate the personal liability of Directors for monetary damages in an action brought by or in the right of the corporation for breach of a director's duties as set forth in Section 309 of the California General Corporation Laws. Provided, however, that such provisions may not eliminate or limit the liability of directors for acts or omissions involving intentional misconduct or a knowing and culpable violation of law, acts or omissions a director believes to be contrary to the best interests of the corporation or its shareholders, transactions wherein the director derived an improper personal gift, acts or omissions that show a reckless disregard for the director's duties to the corporation or its shareholders, acts or omissions constituting an unexcused pattern of inattention amounting to an abdication of duty.

Section 204(11) of the California General Corporation Law allows for indemnification of a corporation's officers and directors in certain situations where they might otherwise personally incur liability, judgments, penalties, fines and expenses in connection with a proceeding or lawsuit to which they might become parties because of their position with the Company.

In accordance with the provisions referenced above, the Company will indemnify to the fullest extent permitted by its Articles and Bylaws, and in the manner permissible under the laws of the State of California, any person made, or threatened to be made, a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he is or was a director or officer of the Company, or served any other enterprise as director, officer or employee at the request of the Company. The Board of Directors, in its discretion, will have the power on behalf of the Company to indemnify any person, other than a director or officer, made a party to any action, suit or proceeding by reason of the fact that he or she is or was an employee of the Company.

Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Company, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities ( other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceedings) is asserted by such director, officer, or controlling person in connection with any securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issues.

The foregoing discussion of indemnification merely summarizes certain aspects of indemnification provisions and is limited by reference to the Sections of the California General Corporation Law set forth above and the provisions of the Company's Bylaws and the Company's Articles of Incorporation, or any amendments thereto.

Item 7.   Exemption from Registration Claimed

No restricted securities are being reoffered or resold pursuant to this registration statement.

Item 8. Exhibits.

The exhibits attached to this Registration Statement are listed in the Exhibit Index, which is found on page 7.

Item 9.  Undertakings

(a)      The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         (2) To treat, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment as a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.





                 [THIS SPACE HAS BEEN INTENTIONALLY LEFT BLANK]

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Los Angeles, California, on June 6, 2000.

                                              Staruni Corporation

                                          By:/s/ Bruce D. Stuart
                                           --------------------------------
                                             Bruce D. Stuart, as President
                                            / CEO & Director


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature                           Title                    Date


/s/Bruce D. Stuart
________________                 Director                    June 6, 2000
Bruce D. Stuart


/s/Mike Petrusis
_________________                Director                    June 6, 2000
Mike Petrusis

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549




                                    EXHIBITS

                                       TO

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                               REOFFER PROSPECTUS




                               Staruni Corporation
                           (A California corporation)

                                INDEX TO EXHIBITS

                                                                  Sequentially
Exhibits   SEC Ref. No.   Description of Exhibit                  Numbered Pages
--------   ------------  ----------------------                   --------------
A            5, 23(b)    Opinion and consent of Counsel                  9
                         with respect to the legality of
                         the issuance of securities being
                         issued

B             23(a)      Consent of Accountant                          12

C               4        2000 Employee Benefit Plan of                  13
                         the Company

D               99       Section 10(a) Prospectus                       18